Exhibit 21.1

                                  EnSurge, Inc.

                         SUBSIDIARIES OF THE REGISTRANT

      Subsidiary Name     State or Other         Names Under Which
                          Jurisdiction of   Each Subsidiary Does Business
                            Incorporation
                                or
                            Organization
   ----------------------  --------------   ------------------------------
   Outbound  Enterprises,     Utah                Same
   Inc.

   iShopper      Internet     Utah                Same
   Services, Inc.

   NowSeven.com, Inc.       Delaware              Same

   Stinkyfeet.com, Inc.       Utah                Same

   Uniq Studios, Inc.        Nevada               Same

   Totalinet.net, Inc.       Nevada               Same

   Atlantic  Technologies    Florida              Same
   International, Inc.

   Internet      Software    Florida              Same
   Solutions, Inc.

   KT Solutions, Inc.       Californi             Same
                                a

   ZaiBon, Inc.              Nevada               Same